AMENDED AND RESTATED
BY-LAWS
of
THE TAIWAN FUND, INC.
(as amended on August 13, 2014)
ARTICLE I

Offices
             Section 1.1.	Registered Office.  The
registered office of the Corporation shall be at
1209 Orange Street, City of Wilmington, County of
New Castle, State of Delaware.
             Section 1.2.	Principal Office.  The
principal office of the Corporation shall be at 2
Avenue de Lafayette, P.O. Box 5049, Boston,
Massachusetts.
             Section 1.3.	Other Offices.  The
Corporation may have such other offices in such places as the Board of Directors (the "Board") may from time to time determine.
ARTICLE II

Stockholders' Meetings
             Section 2.1.	Place of Meetings.  An
annual meeting of stockholders for the election of
directors and such other business as may properly
come before the meeting shall be held at such
place,
city and state and country as the Board of
Directors may determine; and notice of the place so
fixed shall
be given to stockholders at least ten days before
but not more than sixty days before said meeting.
All
other meetings of the stockholders of the
Corporation shall be held at such place or places
within or
without the State of Delaware as may be fixed from
time to time by the Board of Directors and
specified
in the respective notices of such meetings.
             Section 2.2.	Annual Meeting.  The
annual meeting of stockholders shall be held
during the month of February, or such other month
as the Board of Directors may select, in each year,
on
such date and at such hour as may from time to time
be designated by the Board of Directors and stated
in
the notice of such meeting.
             Section 2.3.	Special Meetings.
Special Meetings of the stockholders of the
Corporation, unless otherwise provided by law or by
the Certificate of Incorporation, may be held for
any
purpose or purposes upon call of the President or a
majority of the Board of Directors of the
Corporation
or on the written request of the holders of at
least 25% of the outstanding common stock of the
Corporation entitled to vote at such meeting.  No
special meeting need be called upon the request of
the
holders of shares entitled to cast less than a
majority of all votes entitled to be cast at such
meeting to
consider any matter which is substantially the same
as a matter voted upon at any special meeting of
stockholders held during the preceding twelve
months.
             Section 2.4.	Notice.  Notice of the
time and place of the annual meeting of
stockholders shall be given by personally
delivering or mailing written notice of the same at
least ten but
not more than sixty days before such meeting, and
written notice of the time and place of special
meetings
and of the purpose or purposes for which called
shall be given at least ten but not more than sixty
days
before each such meeting, but meetings may be held
without notice if all stockholders are present
thereat,
or if notice is waived by those not present.  The
Board of Directors may fix in advance a date, not
less
than ten nor more than sixty days preceding the
date of any such meeting of stockholders as the
record
date for the determination of the stockholders
entitled to notice of and to vote at any such
meeting.  If
mailed, notice shall be deemed to be given when
deposited in the United States mail addressed to
the
stockholders.
             Section 2.5.	Quorum.  The holders of
one third of the stock issued and outstanding
and entitled to vote thereat, present in person or
represented by proxy, shall be requisite to, and
shall
constitute, a quorum at all meetings of the
stockholders for the transaction of business,
except as
otherwise provided by the Certificate of
Incorporation or by these By-laws.  If, however, a
quorum shall
not be present or represented at any meeting of the
stockholders, the stockholders entitled to vote
thereat,
present in person or represented by proxy, shall
have the power to adjourn the meeting from time to
time,
without notice other than announcement at the
meeting, until a quorum shall be present or
represented.
At any such adjourned meeting at which a quorum
shall be present or represented any business may be
transacted which might have been transacted at the
meeting as originally noticed.
             Section 2.6.	Voting.  At any meeting
of the stockholders every stockholder having the
right to vote shall be entitled to vote in person
or by proxy appointed by an instrument in writing
subscribed by such stockholder.  Each stockholder
shall have one vote for each share of stock having
voting power registered in his name on the books of
the Corporation. Elections of Directors shall be
decided by a majority of the votes cast at a duly
constituted meeting of stockholders.
             Section 2.7.	Matters To Be Acted On
at Stockholders Meetings.
             (a)	Annual Meetings of Stockholders.
                    (1)	Nominations of persons
for election to the Board of Directors and the
proposal of business to be considered by the
stockholders may be made at an annual meeting of
stockholders only if made (i) pursuant to the
Corporation's notice of meeting, (ii) by or at the
direction of
the Board of Directors or (iii) by any stockholder
of the Corporation who was a stockholder of record
at
the time of giving of notice provided for in this
Section 2.7(a), who is entitled to vote at the
meeting and
who complied with the notice procedures set forth
in this Section 2.7(a).
                    (2)	For nominations or
other business to be properly brought before an
annual meeting by a stockholder pursuant to clause
(iii) of paragraph (a)(1) of this Section 2.7, the
stockholder must have given timely notice thereof
in writing to the secretary of the Corporation.  To
be
timely, a stockholder's notice shall be delivered
to the secretary at the principal executive offices
of the
Corporation not less than 60 days nor more than 90
days prior to the first anniversary of the
preceding
year's annual meeting; provided, however, that in
the event that the date of the annual meeting is
advanced by more than 30 days or delayed by more
than 60 days from such anniversary date, notice by
the stockholder to be timely must be so delivered
not earlier than the 90th day prior to such annual
meeting and not later than the close of business on
the later of the 60th day prior to such annual
meeting
or the tenth day following the day on which public
announcement of the date of such meeting is first
made.  Such stockholder's notice shall set forth
(i) as to each person whom the stockholder proposes
to
nominate for election or reelection as a director,
all information relating to such person that is
required to
be disclosed in solicitations of proxies for
election of directors, or is otherwise required, in
each case
pursuant to Regulation 14A under the Securities
Exchange Act of 1934, as amended (the "Exchange
Act") (including such person's written consent to
being named in the proxy statement as a nominee and
to
serving as a director if elected); (ii) as to any
other business that the stockholder proposes to
bring before
the meeting, a brief description of the business
desired to be brought before the meeting, the
reasons for
conducting such business at the meeting and any
material interest in such business of such
stockholder
and of the beneficial owners, if any, on whose
behalf the proposal is made; and (iii) as to the
stockholder
giving the notice and the beneficial owners, if
any, on whose behalf the nomination or proposal is
made,
(x) the name and address of such stockholder, as
they appear on the Corporation's books, and of such
beneficial owners, if any, and (y) the class and
number of shares of stock of the Corporation which
are
owned beneficially and of record by such
stockholder and such beneficial owners, if any.
                    (3)	Notwithstanding
anything in the second sentence of paragraph (a)(2)
of
this Section 2.7 to the contrary, in the event that
the number of directors to be elected to the Board
of
Directors is increased and there is no public
announcement naming all of the nominees for
director or
specifying the size of the increased Board of
Directors made by the Corporation at least 70 days
prior to
the first anniversary of the preceding year's
annual meeting, a stockholder's notice required by
paragraph
(a)(2) of this Section 2.7 shall also be considered
timely, but only with respect to nominees for any
new
positions created by such increase, if it shall be
delivered to the secretary at the principal
executive offices
of the Corporation not later than the close of
business on the tenth day following the day on
which such
public announcement is first made by the
Corporation.
             (b)	Special Meetings of Stockholders.
                    (1)	Only such business
shall be conducted at a special meeting of
stockholders as shall have been brought before the
meeting pursuant to the Corporation's notice of
meeting.
                    (2)	Nominations of persons
for election to the Board of Directors may be
made at a special meeting of stockholders at which
directors are to be elected (i) pursuant to the
Corporation's notice of meeting, (ii) by or at the
direction of the Board of Directors or (iii)
provided that
the Board of Directors has determined that
directors shall be elected at such special meeting,
by any
stockholder of the Corporation who (x) has given
timely notice thereof meeting the requirements of
Section 2.7(b)(3), (y) is a stockholder of record
at the time of giving of such notice, and (z) is
entitled to
vote at the meeting.
                    (3)	To be timely, a
stockholder's notice referred to in Section
2.7(b)(2) must
have been delivered to the secretary of the
Corporation at the principal executive offices of
the
Corporation not earlier than the 90th day prior to
such special meeting and not later than the close
of
business on the later of the 60th day prior to such
special meeting or the tenth day following the day
on
which public announcement is made of the date of
the special meeting and of the nominees proposed by
the Board of Directors to be elected at such
meeting.  Such stockholder's notice shall set forth
(i) as to
each person whom the stockholder proposes to
nominate for election or reelection as a director,
all
information relating to such person that is
required to be disclosed in solicitations of
proxies for election
of directors, or is otherwise required, in each
case pursuant to Regulation 14A under the Exchange
Act
(including such person's written consent to being
named in the proxy statement as a nominee and to
serving as a director if elected); and (ii) as to
the stockholder giving the notice and the
beneficial owners,
if any, on whose behalf the nomination or proposal
is made, (x) the name and address of such
stockholder, as they appear on the Corporation's
books, and of such beneficial owners, if any, and
(y) the
class and number of shares of stock of the
Corporation which are owned beneficially and of
record by
such stockholder and such beneficial owners, if
any.
             (c)	Declaration Regarding Improper
Business. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
ARTICLE III

Directors
             Section 3.1.	Number of Directors.
The Board of Directors shall be not less than 3 nor
more than 15 in number as may be fixed from time to
time by the affirmative vote at a meeting of the
holders of a majority of the stock outstanding or
by resolution of the Board of Directors adopted by
a
majority of the directors then in office, except
that no decrease in the number of directors shall
shorten the
term of any incumbent director unless such director
is specifically removed pursuant to Section 3.5 of
these By-laws at the time of such decrease.
Directors need not be stockholders.
             Section 3.2.	Election and Term of
Directors.  Directors shall be elected annually, by
election at the annual meeting of stockholders or a
special meeting held for that purpose.  The term of
office of each director shall be from the time of
his election and qualification until the annual
election of
directors next succeeding his election or until his
successor shall have been elected and shall have
qualified.  If the annual election of directors is
not held on the date designated therefor, the
directors shall
cause such election to be held as soon thereafter
as convenient.
             Section 3.3.	Newly Created
Directorships and Vacancies.  Newly created
directorships resulting from an increase in the
number of directors shall be filled by vote of the
stockholders or by a vote of a majority of the
directors then in office.  Vacancies occurring in
the Board
for any reason may be filled by election at a
meeting of stockholders or by vote of a majority of
the
directors then in office if immediately after
filling any such vacancy at least two-thirds of the
directors
then holding office shall have been elected to such
office by the holders of the outstanding voting
securities of the Corporation at an annual or
special meeting.  In the event that at any time
less than a
majority of the directors of the Corporation
holding office at that time were elected by the
stockholders, a
meeting of the stockholders shall forthwith be held
as promptly as possible and in any event within 60
days from such time for the purpose of electing
directors to fill any existing vacancies in the
Board unless
the Securities and Exchange Commission shall by
order extend such period.  A director chosen to
fill a
vacancy shall hold office until his death,
resignation or removal or until his successor shall
have been
elected and shall have qualified.
             Section 3.4.	Resignation; Tender of
Resignation.  Any director may resign from his
office at any time either by oral or written tender
of resignation at any meeting of the Board or by
written
tender to the Chairman of the Board, if any, or the
President or by giving written notice to the
Secretary of
the Corporation.  Any such resignation shall take
effect at the time specified therein or, if the
time be not
specified, upon receipt thereof, and the acceptance
of such resignation, unless required by the terms
thereof, shall not be necessary to make such
resignation effective. Any Director who is
nominated for re-
election at a meeting of stockholders and is not
re-elected at that meeting shall be deemed to have
tendered to the Board of Directors his or her
resignation as a Director, with such resignation to
take effect
30 days after the date of the meeting unless the
Board of Directors unanimously decides to reject
that
Director's tender of resignation, in which case the
Director shall continue in office until his death,
resignation or removal or until his successor shall
have been elected and shall have been qualified.
             Section 3.5.	Removal.  Any or all of
the directors may be removed at any time, with
or without cause, by the affirmative vote at a
meeting of the holders of a majority of the stock
outstanding.
             Section 3.6.	Meetings.  Meetings of
the Board, regular or special, may be held at any
place within or without the State of Delaware, or
by conference telephone as provided in Section 3.7
of
these By Laws.  The Board may fix times and places
for regular meetings of the Board. Special meetings
of the Board shall be held whenever called by the
Chairman of the Board, if any, or by the President
or by
at least one-third of the directors for the time
being in office, at such time and place as shall be
specified
in the notice or waiver thereof.  Notice and a
preliminary agenda shall be given to each director
at least
two days prior to the date for such regular
meeting.  Notice of a special meeting of the Board
and a
preliminary agenda for such special meeting shall
be given by the Secretary, or by a person calling
the
meeting, to each director at 24 hours prior to the
date for such special meeting.
             Section 3.7.	Telephone Meetings.
Members of the Board of Directors or a committee
of the board of Directors may participate in a
meeting by means of a conference telephone or
similar
communications equipment if all persons
participating in the meeting can hear each other at
the same
time.  Subject to the provisions of the Investment
Company Act of 1940, as amended, participation in a
meeting by these means constitutes presence in
person at the meeting.
             Section 3.8.	Quorum and Voting.
One-third of the members of the Board, but not
less than 2, shall constitute a quorum for the
transaction of business, but, if there be less than
a quorum at
any meeting of the Board, a majority of the
directors present may adjourn the meeting from time
to time,
and no further notice thereof need be given other
than announcement at the meeting which shall be so
adjourned.  Except as otherwise provided by law or
by these By-laws, any act of a majority of the
directors present at a meeting at which a quorum is
present shall be the act of the Board of Directors.
             Section 3.9.	Written Consent of
Directors in Lieu of a Meeting.  Any action
required
or permitted to be taken at any meeting of the
Board of Directors or of any committee thereof may
be
taken without a meeting, if all members of the
Board or of such committee, as the case may be,
consent
thereto in writing and the writing or writings are
filed with the minutes of proceedings of the Board
or
committee.
             Section 3.10.	Compensation.
Directors may receive compensation for services to
the
Corporation in their capacities as directors or
otherwise in such manner and in such amounts as may
be
fixed from time to time by the Board of Directors.
             Section 3.11.	Contracts and
Transactions Involving Directors.  No contract or
transaction between the Corporation and one or more
of its directors or officers, or between the
Corporation and any other corporation, partnership,
association, or other organization in which one or
more of its directors or officers are directors or
officers, or have a financial interest, shall be
void or
voidable solely for this reason, or solely because
the director or officer is present at or
participates in the
meeting of the Board or committee thereof which
authorizes the contract or transaction, or solely
because
his or their votes are counted for such purpose,
if: (1) the material facts as to his relationship
or interest
and as to the contract or transaction are disclosed
or are known to the Board of Directors or the
committee, and the Board or committee in good faith
authorizes the contract or transaction by the
affirmative votes of a majority of the
disinterested directors, even though the
disinterested directors be
less than a quorum; or (2) the material facts as to
his relationship or interest and as to the contract
or
transaction are disclosed or are known to the
shareholders entitled to vote thereon, and the
contract or
transaction is specifically approved in good faith
by vote of the shareholders; or (3) the contract or
transaction is fair as to the Corporation as of the
time it is authorized, approved or ratified, by the
Board
of Directors, a committee thereof, or the
stockholders.  Common or interested directors may
be counted in
determining the presence of a quorum at a meeting
of the Board of Directors or of a committee which
authorizes the contract or transaction.
             Section 3.12.	Qualifications.
Directors need not be stockholders. Each Director shall hold office until the earlier of: (a) the expiration of his term and his or her successor shall have been elected and qualifies, (b) his or her death, (c) his or her resignation or (d) his or her removal.
To be
eligible for nomination as a director a person must, at the time of such person's nomination, have Relevant Experience and Regional Knowledge (as defined below) and must not have any Conflict of Interest (as defined below). Whether a proposed nominee satisfies the foregoing qualifications shall be determined by the Board of Directors in its sole discretion. "Relevant Experience and Regional
Knowledge" means experience in business, investment, economic or political matters of Taiwan or Asia through service (1) for 10 of the past 20 years as an executive officer, director or partner of a financial, industrial or investment management business headquartered in Asia or involving supervision of Asian business operations or investments, that has annual revenues or assets under management, of at least the equivalent of U.S. $500 million; (2) for 5 of the past 10 years as a director (or the equivalent) of one or more investment businesses or vehicles (including this Corporation) a principal focus of which is investment in Taiwan; (3) as a current director or senior officer of an investment manager or adviser of the Corporation, or of any entity controlling or under common control with an investment manager or adviser of the Corporation; (4) for 5 of the past
10 years as a senior official (including ambassador or minister) in the national government, a government agency or the central bank of Taiwan or the United
States, in a major supranational agency or organization of which Taiwan or the United States is a member, in a leading international trade organization relating to Asia or the United States, or in the Asian
Development Bank, in each case in the area of finance, economics, trade or foreign relations and where the individual was substantially involved with matters relating to Asia; or (5) for 5 of the past
10 years as
a professor of finance, economics, trade or foreign relations at, or member of a board of trustees or directors of, a university in Taiwan or the United
States and where the individual was substantially involved with matters relating to Asia. In addition, a proposed nominee shall be deemed to have Relevant
Experience and Regional Knowledge if he or she qualifies as an Audit Committee Financial Expert as defined in Item 3 of Securities and Exchange
Commission Form N-CSR, and if there is not at that time another member of the Board of Directors, who is also a member of the Audit Committee, who qualifies as an Audit Committee Financial Expert. "Conflict of Interest" means the presence of a conflict with the interests of the Corporation or its operations through any of the following: (1) current position as a director, officer, partner (other than a limited partner) or employee of another investment vehicle a significant (i.e., 50% or more of total assets) focus of which is securities of Taiwanese companies or securities principally traded in Taiwan markets and that does not have the same investment adviser as the
Corporation or an investment adviser affiliated with an investment adviser of the Corporation; (2)
	current
position as a director, officer, partner (other than a limited partner) or employee of the sponsor or equivalent of an investment vehicle described in the previous point; or (3) current position as an official of a governmental agency or self-regulatory body having responsibility for regulating the
Corporation or
the markets in which it proposes to invest.
ARTICLE IV

Committees
             Section 4.1.	Executive Committee.
There may be an Executive Committee consisting
of such number of members, not less than three, as
may be fixed from time to time by the Board of
Directors, who shall be elected by the Board of
Directors from among its members by resolution
passed
by a majority of the whole Board.  At least a
majority of the members of the Executive Committee
shall
be persons who are not "interested persons", as
defined in the Investment Company Act of 1940, as
amended, of the Corporation or any investment
adviser to, or underwriter of securities of, the
Corporation.  During the intervals between meetings
of the Board of Directors, the Executive Committee
shall have and may exercise all the powers of the
Board of Directors in the management of the
business
and affairs of the Corporation, except as may be
limited by law.  The Executive Committee may adopt
rules governing the method of calling and time and
place of holding its meetings.  A majority of the
Executive Committee shall constitute a quorum for
the transaction of business and the act of a
majority of
the members of the Executive Committee present at a
meeting at which a quorum is present shall be the
act of the Executive Committee.  The Executive
Committee shall keep a record of its acts and
proceedings
and shall report thereon to the Board of Directors.
Any or all members of the Executive Committee may
be removed, with or without cause, by resolution of
the Board of Directors, adopted by a majority of
the
whole Board.
             Section 4.2.	Other Committees of the
Board.  The Board of Directors may from time
to time, by resolution adopted by a majority of the
whole Board, constitute and appoint one or more
other
committees of the Board, each such committee to
consist of such number of directors and to have
such
powers and duties as the Board of Directors, by a
resolution may prescribe.
             Section 4.3.	Advisory Committees.
The Board of Directors may from time to time, by resolution adopted by a majority of the whole
Board, constitute and appoint one or more advisory committees, consisting of such persons as the Board may designate whether or not officers or directors of the Corporation.
ARTICLE V

Officers
             Section 5.1.	Executive Officers.
The executive officers of the Corporation shall be
chosen by the Board of Directors as soon as may be
practicable after the annual meeting of the
stockholders.  These shall include a President (who
may be a Director), a Chief Compliance Officer, a
Secretary and a Treasurer.  The Board of Directors
or the Executive Committee may also in its
discretion
appoint one or more Vice-Presidents (the number
thereof to be determined by the Board of
Directors),
Assistant Secretaries, Assistant Treasurers and
other officers, agents and employees, who shall
have such
authority and perform such duties as the Board or
the Executive Committee may determine.  The Board
of
Directors may fill any vacancy which may occur in
any office.  Any two or more offices, except those
of
President and Vice-President, may be held by the
same person, but no officer shall execute,
acknowledge
or verify any instrument in more than one capacity,
if such instrument is required by law or these By-
Laws to be executed, acknowledged or verified by
two or more officers.
             Section 5.2.	Term of Office.  The
term of office of all officers shall be one year
and
until their respective successors are chosen and
qualified.  Any officer may be removed from office
at any
time with or without cause by the vote of a
majority of the whole Board of Directors.  Any
officer may
resign his office at any time by delivering a
written resignation to the Board of Directors, the
President,
the Secretary, or any Assistant Secretary.  Unless
otherwise specified therein, such resignation shall
take
effect upon delivery.
             Section 5.3.	Powers and Duties.  The
officers of the Corporation shall have such
powers and duties as generally pertain to their
respective offices, as well as such powers and
duties as
may from time to time be conferred by the Board of
Directors or the Executive Committee.
             Section 5.4.	Surety Bonds.  The
Board of Directors may require any officer or agent
of the Corporation to execute a bond (including,
without limitation, any bond required by the
Investment
Company Act of 1940, as amended, and the rules and
regulations of the Securities and Exchange
Commission) to the Corporation in such sum and with
such surety or sureties as the Board of Directors
may determine, conditioned upon the faithful
performance of his duties to the Corporation,
including
responsibility for negligence and for the
accounting of any of the Corporation's property,
fund or
securities that may come into his hands.
             Section 5.5.	Chairman of the Board.
The Chairman of the Board, if any, shall preside
at all meetings of stockholders and of the Board of
Directors, and shall have such other powers and
duties
as may be delegated to him by the Board of
Directors.  The position of Chairman of the Board
shall not be
an office of the Corporation.  However, an officer
of the Corporation may serve as Chairman of the
Board
provided that the Corporation does not rely on any
rules under the Investment Company Act of 1940, as
amended, which require such Chairman to be a
Director who is not an "interested person" of the
Corporation as defined in the Investment Company
Act of 1940, as amended.  The Chairman of the Board
shall serve for such time and with such authority
as the Directors may, in their discretion, so
designate.
             Section 5.6.	President.  The
President shall be the chief executive officer of
the
Corporation.  In the absence of the Chairman of the
Board, he shall preside at all meetings of the
stockholders.  He shall have general charge of the
business and affairs of the Corporation.  He may
employ and discharge employees and agents of the
Corporation, except such as shall be appointed by
the
Board, and he may delegate these powers.
             Section 5.7.	Vice Presidents.  Each
Vice President shall have such powers and
perform such duties as the Board of Directors or
the President may from time to time prescribe.  In
the
absence or inability to act of the President, the
Board of Directors shall designate the Vice
President who
shall perform all the duties and may exercise any
of the powers of the President.
             Section 5.8.	Treasurer.  The
Treasurer shall have the care and custody of all
funds and
securities of the Corporation which may come into
his hands, shall endorse the same for deposit or
collection when necessary and deposit the same to
the credit of the Corporation in such banks or
depositaries as the Board of Directors may
authorize.  He may endorse all commercial documents
requiring endorsements for or on behalf of the
Corporation and may sign all receipts and vouchers
for
payments made to the Corporation.  He shall have
all such further powers and duties as generally are
incident to the position of Treasurer or as may be
assigned to him by the President or the Board of
Directors.
             Section 5.9.	Secretary.  The
Secretary shall record all proceedings of meetings
of the
stockholders and directors in a book kept for that
purpose and shall file in such book all written
consents
of the stockholders or directors to any action
taken without a meeting.  He shall attend to the
giving and
serving of all notices of the Corporation.  He
shall have custody of the seal of the Corporation
and shall
attest the same by his signature whenever required.
He shall have charge of the stock ledger and such
other books and papers as the Board of Directors
may direct, but he may delegate responsibility for
maintaining the stock ledger to any transfer agent
appointed by the Board.  He shall have all such
further
powers and duties as generally are incident to the
position of Secretary or as may be assigned to him
by
the President or the Board of Directors.
             Section 5.10.	Chief Compliance
Officer.  The Chief Compliance Officer (the "CCO")
shall perform the functions of the Corporation's
chief compliance officer as described in Rule 38a-1
under the Investment Company Act of 1940, as
amended. The CCO shall have primary responsibility
for
administering the Corporation's compliance policies
and procedures adopted pursuant to Rule 38a-1 (the
"Compliance Program") and reviewing the Compliance
Program, in the manner specified in Rule 38a-1,
at least annually, or as may be required by Rule
38a-1, as may be amended from time to time.  The
CCO
shall report directly to the Board of Directors
regarding the Compliance Program.
             Section 5.11.	Delegation of Duties.
In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.
ARTICLE VI

Indemnification
             Section 6.1.	Indemnification of
Directors, Officers, Employees and Agents.  Each
officer, director, employee or agent of the
Corporation shall be indemnified by the Corporation
to the full
extent permitted by Section 145 of the Delaware
Corporation Law and all other applicable laws of
the
State of Delaware, subject to the requirements of
the Investment Company Act of 1940, as amended, and
the rules and regulations thereunder.
             Section 6.2.	No provision of these
By-laws shall protect or indemnify any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office ("disabling conduct"). Moreover, no officer or director of the Corporation shall receive any indemnification from the Corporation against any liability to the Corporation or its security holders to which such officer would otherwise be subject unless there has been (1) a final decision on the merits by a court or other body before whom the preceding alleging liability was brought that the officer or director to be indemnified (the "indemnitee") was not liable by reason of disabling conduct, or (2) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of the corporation's directors who are neither "interested directors" as defined in the Investment Company Act of
1940, as amended, nor parties to the preceding
("disinterested non-party directors"), or (ii) an independent legal counsel in a written opinion. In addition, no indemnitee shall receive from the Corporation an advance of attorneys' fees or other expenses incurred by him in defending a proceeding alleging such liability except upon the undertaking of such indemnitee to repay the advance unless it is ultimately determined that he is entitled to indemnification but only if at least one of the following is also required as a condition to the advance: (1) the indemnitee shall provide a security for his undertaking, (2) the
Corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.
ARTICLE VII

Common Stock
             Section 7.1.	Form and Execution of
Certificates.  Certificates for stock of the
Corporation shall be in such form as shall be
approved by the Board of Directors and shall be
signed in
the name of the Corporation by the Chairman of the
Board, if any, or the President or a Vice President
and by the Secretary or any Assistant Secretary or
the Treasurer or an Assistant Treasurer.  Such
certificates may be sealed with the seal of the
Corporation or a facsimile thereof, and shall
contain such
information as is required by law to be stated
thereon.  If any stock certificate was
countersigned by a
transfer agent or registrar other than the
Corporation or its employee, any other signature on
the certificate
may be a facsimile.  In case any officer, transfer
agent or registrar who has signed or whose
facsimile
signature has been placed upon a certificate shall
have ceased to be such officer, transfer agent or
registrar
before such certificate is issued, it may be issued
by the Corporation with the same effect as if he
were
such officer, transfer agent or registrar at the
date of issue.
             Section 7.2.	Certificates of Stock
Form and Issuance (a) Issuance. The shares of the
Fund shall be represented by certificates unless
the Board of Directors shall by resolution provide
that
some or all of the shares of the Fund shall be
uncertificated shares.  Any such resolution shall
not apply to
shares represented by certificate until the
certificate is surrendered to the Fund.
Notwithstanding the
adoption of any resolution providing for
uncertificated shares, every holder of shares of
the Fund
represented by certificates and upon request every
holder of uncertificated shares shall be entitled
to have
a certificate signed by, or in the name of the Fund
by, the Chairman of the Board, or the President or
any
Vice President and by the Secretary or any
Assistant Secretary or the Treasurer or an
Assistant Treasurer,
representing the number of shares registered in
certificate form.
             Section 7.3.	Transfers of Stock.
Transfers of stock with respect to which
certificates
have been issued shall be made only upon the books
of the Corporation by the holder, in person or by
duly authorized attorney, and on the surrender of
the certificate or certificates for such stock
properly
endorsed.  Transfers of stock with respect to which
certificates have not been issued shall be made
only
upon the books of the Corporation on the written
request by the holder.  The Board of Directors
shall have
the power to make all such rules and regulations,
not inconsistent with the Certificate of
Incorporation
and these By-laws, as the Board may deem
appropriate concerning the issue, transfer and
registration of
stock of the Corporation, whether represented by
certificates or held in an account maintained by
the
Corporation.  The Board may appoint one or more
transfer agents or registrars of transfers, or
both, and
may require all stock certificates to bear the
signature of either or both.
             Section 7.4.	Lost, Stolen or
Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction or any such certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.
ARTICLE VIII

Seal
             Section 8.1.	Seal.  The seal of the
Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


ARTICLE IX

Fiscal Year
             Section 9.1.	Fiscal Year.  Until
otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of August in each year.
ARTICLE X

Waiver of Notice
             Section 10.1.	Waiver of Notice.
Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or a proxy duly appointed in writing.
Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the Board of Directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the directors need be specified in any written waiver of notice.
ARTICLE XI

Depositaries and Custodians
             Section 11.1.	The funds of the
Corporation shall be deposited with such banks or
other
depositaries as the Board of Directors of the
Corporation may from time to time determine.
             Section 11.2.	All securities and
other investments shall be deposited in the
safekeeping
of such banks or other companies as the Board of
Directors of the Corporation may from time to time
determine.
             Section 11.3.	Every arrangement
entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.
ARTICLE XII

Execution of Instruments
             Section 12.1.	Checks, Notes, Drafts,
Etc.  Checks, notes, drafts, acceptances, bills of
exchange and other orders or obligations for the
payment of money shall be signed by such officer or
officers or person or persons as the Board of
Directors by resolution shall from time to time
designate.
             Section 12.2.	Sale or Transfer of
Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, pledged, hypothecated, transferred or otherwise disposed of pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, pledged, hypothecated, transferred or otherwise disposed of, may be transferred from the name of the Corporation in such manner as the Board of Directors shall determine.
ARTICLE XIII

Fundamental Policies
             Section 13.1.	The Corporation will
not purchase any security (other than obligations
of
the U.S. government, its agencies or
instrumentalities) if as a result: (i) as to 75% of
the Corporation's
total assets, more than 5% of the Corporation's
total assets (taken at current value) would then be
invested
in securities of a single issuer, (ii) as to the
remaining 25% of the Corporation's total assets,
more than
10% of the Corporation's total assets (taken at
current value) would then be invested in securities
of a
single issuer (except that the Corporation may
invest not more than 25% of its total assets in
obligations
of the government of the Republic of China, its
agencies or instrumentalities), (iii) more than 10%
of the
voting equity securities (at the time of such
purchase) of any one issuer would be owned by the
Corporation, and (iv) more than 25% of the
Corporation's total assets (taken at current value)
would be
invested in a single industry.
             Section 13.2.	The Corporation will
not purchase any equity securities which, at the
date purchase is made, are not traded in the over-
the-counter market in Taiwan or listed and traded
on the
Taiwan Stock Exchange, except that the Corporation
may purchase equity securities in initial public
offerings and secondary public offerings if such
securities will be listed on the Taiwan Stock
Exchange
immediately following such offering.
             Section 13.3.	The Corporation will
not purchase partnership interests.
             Section 13.4.	The Corporation will
not borrow money or pledge its assets, except that
the Corporation may borrow from a bank in the
United States for temporary or emergency purposes
in
amounts not exceeding 5% (taken at the lower of
cost or current value of its total assets (not
including the
amount borrowed)), and may also pledge its assets
held in the United States to secure such
borrowings.
             Section 13.5.	The Corporation will
not purchase securities on margin, except for
short-
term credits as may be necessary for clearance of
transactions.
             Section 13.6.	The Corporation will
not make short sales of securities or maintain a
short position.
             Section 13.7.	The Corporation will
not buy or sell commodities or commodity
contracts or real estate or interests in real
estate, except the Corporation may enter into
forward foreign
currency exchange contracts, foreign currency
futures contracts, and options on foreign
currencies and
foreign currency futures contracts for bona fide
hedging purposes.
             Section 13.8.	The Corporation will
not act as an underwriter of securities of other
issuers.
             Section 13.9.	The Corporation will
not make loans to other persons except the
Corporation may lend portfolio securities in an
amount not exceeding 331/3% of the Fund's net
assets; for
purposes of this investment restriction, the term
"loans" shall not include the purchase of a portion
of an
issue of publicly distributed bonds, debentures or
other securities.
             Section 13.10.	The Corporation will
not purchase securities issued by any issuer which
owns, whether directly or indirectly or in concert
with another person, more than 5% of the equity
securities (whether voting or non-voting) of the
Adviser or which takes a significant role in the
management of the Adviser.
             Section 13.11.	The Corporation may not
issue senior securities.
             Section 13.12.	The Corporation may not
purchase beneficiary certificates representing
interests in Republic of China securities
investment trust funds other than the fund
established under the
investment advisory agreement with the
Corporation's investment adviser or effect any
transaction in
securities with another Republic of China
securities investment trust fund managed by such
investment
adviser.
             Section 13.13.	If a percentage
restriction on investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentage resulting from changing values will not be considered a violation of the restrictions contained in this Article. Also, if the
Corporation exercises subscription rights to purchase securities of an ROC issuer at a time when the
Fund's portfolio holdings of securities of that issuer (or that issuer's industry) would otherwise exceed the limits set forth in clauses (i), (ii), (iii) or
(iv) of Section 13.1 hereof, it will not constitute a violation of this Article if, prior to receipt of securities on exercise of such rights, and after announcement of such rights, the Corporation has sold at least as many shares as it would receive on exercise of such rights.
ARTICLE XIV

Amendments
             Section 14.1.	Amendments.  These By-
laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-laws, except ARTICLE XIII hereof, may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting.
The By-laws, or any of them, set forth in ARTICLE
XIII of these By-laws may be amended, altered or repealed only by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation at a regular meeting or special meeting of the stockholders, the notice of which contains the proposed amendment, alteration or repeal. For purposes of amending any By-law set forth in ARTICLE
XIII of these By-laws, a majority of the outstanding shares of common stock of the Corporation shall mean the lesser of 67% of the voting securities present at the meeting, if a quorum is present, or 50% of the outstanding voting securities.
Approved:  January 26, 2004
Amended:  October 20, 2006
Amended April 23, 2007
Amended October 23, 2007
Amended July 18, 2014
Amended August 13, 2014
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